   As filed with the Securities and Exchange Commission on May 19, 2000

                                                 Registration No. 333-37196
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                              Amendment No. 1

                                    To
                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               ----------------

                                  OPENTV CORP.
             (Exact name of registrant as specified in its charter)

       British Virgin Islands                           98-021376

    (State or other jurisdiction                    (I.R.S. Employer
  of incorporation or organization)                Identification No.)

               401 East Middlefield Road Mountain View, CA 94043
                    (Address of Principal Executive Offices)

                               ----------------

                        2000 OpenTV Corp. Exchange Plan
               1999 OpenTV Corp. Share Option/Share Issuance Plan
                 1999 OpenTV, Inc. Employee Stock Purchase Plan

                               ----------------

                              James F. Brown, Esq.
                                General Counsel
                                  OpenTV Corp.
                           401 East Middlefield Road
                            Mountain View, CA 94043
                                 (650) 429-5500
(Name, address and telephone number, including area code, of agent for service)

                               ----------------

                                   Copies to:
                            Kris F. Heinzelman, Esq.
                            Cravath, Swaine & Moore
                                Worldwide Plaza
                               825 Eighth Avenue
                               New York, NY 10019
                                 (212) 474-1000

                               ----------------

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

                                    Part I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

  The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified in Rule 428(b)
(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with or included in this Registration Statement (by incorporation or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

  The following documents previously filed with the Commission are incorporated by reference herein and shall be deemed a part hereof:

    (a) The description of the Class A Ordinary Shares, no par value per share (the "Shares") of OpenTV Corp., a British Virgin Islands international business company ("OpenTV"), contained in OpenTV's Registration Statement on Form F-1 (File No: 333-89609) filed pursuant to
  Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on October 25, 1999 and any amendment or report filed for the purpose of updating any such description;

    (b) OpenTV's Registration Statement on Form 8-A, filed with the Commission on November 16, 1999;

    (c) The description of OpenTV's Class A Ordinary Shares contained in the Registration Statement on Form 8-A referred to in (b) above;

    (d) the current report of OpenTV on Form 6-K dated February 3, 2000, as amended by the current report of OpenTV on Form 6-K/A dated February 7, 2000;

    (e) the current report of OpenTV on Form 6-K dated March 30, 2000; and

    (f) the current report of OpenTV on Form 6-K dated May 5, 2000.

  All documents filed by OpenTV pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

  Not applicable.

Item 5. Interests of Named Experts and Counsel.

  None.

Item 6. Indemnification of Directors and Officers.

  The Articles of Association of OpenTV (Sections 116-122) provide the following:

"LIMITATION OF LIABILITY

116. To the full extent permitted by the Act or any other applicable laws presently or hereafter in effect, no director of the Company shall be personally liable to the Company or its members for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company. Any repeal or modification of this Regulation 116 by a resolution of members shall not adversely affect the right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

INDEMNIFICATION

117. Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

   a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

   b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

118. The Company may only indemnify a person if the person acted honestly and in good faith with a view to the best interests of the Company, and in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

119. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

120. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

121. If a person to be indemnified has been successful in defense of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

122. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in these Articles."

Sections 57 and 58 of the British Virgin Islands International Business Companies Act permit the following:

"(S)57. Indemnification (International Business Companies)

  (1) Subject to subsection (2) and any limitations in its Memorandum or Articles, a company incorporated under this Ordinance may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

    (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company or;

    (b) is or was, at the request of the company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

  (2) Subsection (1) only applies to a person referred to in that subsection if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable use to believe that his conduct was unlawful.

  (3) The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is in the absence of fraud, sufficient for the purposes of this section, unless a question of law is involved.

  (4) The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

  (5) If a person referred to in subsection (1) has been successful in defense of any proceedings referred to in subsection (1), the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

(S)58. Insurance (International Business Companies)

  A company incorporated under the Ordinance may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the company, or who at the request of the company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability under subsection (1) of section 57."

  In addition, OpenTV maintains directors' and officers' liability insurance policies.

Item 7. Exemption from Registration Claimed.

  Not applicable.

Item 8. Exhibits.

 Exhibit
 Number                                Description
 -------                               -----------
  *4.1   Memorandum of Association of OpenTV Corp.
  *4.2   Articles of Association of OpenTV Corp.
   5.1+  Opinion, dated May 17, 2000, of Harney Westwood & Riegels with respect to the validity of the securities being offered
  10.1+  OpenTV Corp. 2000 Exchange Plan
 *10.2   OpenTV, Inc. 1999 Employee Stock Purchase Plan
         OpenTV Corp. 1999 Share Option/Share Issuance Plan, as amended and
 *10.3   restated
  23.1   Consent of PricewaterhouseCoopers LLP, Independent Accountants
  23.2+  Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
         Power of Attorney (included on the signature page to this Registration
  24.1+  Statement)

--------
* Incorporated by reference to the Exhibits with the corresponding exhibit numbers in the Registration Statement on Form F-1 (File No: 333-89609) of OpenTV Corp. filed with the Securities and Exchange Commission on October 25, 1999 and any amendments thereto.

+ Filed previously.

Item 9. Undertakings.

  (a) The undersigned registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mountain View, State of California, on this 19th day of May, 2000.

                                          OPENTV CORP.

                                                  /s/ Jan Steenkamp
                                          By: _________________________________
                                                       Jan Steenkamp
                                                  Chief Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board         May 19, 2000
______________________________________
        Jacobus D.T. Stofberg

          /s/ Jan Steenkamp            Chief Executive Officer       May 19, 2000
______________________________________  and Director (principal
            Jan Steenkamp               executive officer

                  *                    Chief Financial Officer       May 19, 2000
______________________________________  and Director (principal
        Randall S. Livingston           financial and accounting
                                        officer)

                  *                    Director                      May 19, 2000
______________________________________
          Jacobus P. Bekker

                  *                    Director                      May 19, 2000
______________________________________
             Stephen Ward

                  *                    Director                      May 19, 2000
______________________________________
           William Raduchel

                  *                    Director                      May 19, 2000
______________________________________
         Allan M. Rosenzweig

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Director                      May 19, 2000
______________________________________
          Craig L. Enenstein

                  *                    Director                      May 19, 2000
______________________________________
            Paul Haggerty

     /s/ Jan Steenkamp

*By: ________________________
           Jan Steenkamp
           Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit
 Number                                Description
 -------                               -----------

  *4.1   Memorandum of Association of OpenTV Corp.

  *4.2   Articles of Association of OpenTV Corp.

   5.1+ Opinion, dated May 17, 2000, of Harney Westwood & Riegels with respect to the validity of the securities being offered

  10.1+  OpenTV Corp. 2000 Exchange Plan

 *10.2   OpenTV, Inc. 1999 Employee Stock Purchase Plan

         OpenTV Corp. 1999 Share Option/Share Issuance Plan, as amended and
 *10.3   restated

  23.1   Consent of PricewaterhouseCoopers LLP, Independent Accountants

  23.2+  Consent of Harney Westwood & Riegels (included in Exhibit 5.1)

  24.1+  Power of Attorney (included on the signature page to this Registration
         Statement)

--------
* Incorporated by reference to the Exhibits with the corresponding exhibit numbers in the Registration Statement on Form F-1 (File No: 333-89609) of OpenTV Corp. filed with the Securities and Exchange Commission on October 25, 1999 and any amendments thereto.

+  Filed previously.


                                       1